EXHIBIT 23


                    CONSENT OF INDEPENDENT AUDITORS
                    -------------------------------




The Board of Directors
Air Methods Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-24980, No. 33-46691, No. 33-55750,
No. 33-65370 and No. 33-75742) and Form S-3 (No. 33-59690 and No. 33-
75744) of Air Methods Corporation of our report dated February 9, 1996 relating to the consolidated balance sheets of Air Methods Corporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995, the six months ended December 31, 1994 and the years ended June 30, 1994 and 1993, which report appears in the December 31, 1995 annual report on Form 10-K of Air Methods Corporation.



                                   KPMG PEAT MARWICK LLP
                                   KPMG PEAT MARWICK LLP


Denver, Colorado
February 9, 1996